UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2020, the Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (the “Company”) upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Richard Paulson, 52, as a director of the Company and appointed him to serve on the Company’s Compensation Committee. In connection with the election of Mr. Paulson, the Board increased the number of directors comprising the Board from seven to eight and increased the number of Class II directors from one to two. Mr. Paulson has been designated as a Class II director to serve a term that will expire at the Company’s 2021 annual meeting of stockholders. He will serve in accordance with the Company’s By-laws until his successor has been duly elected and qualified or until his earlier death, removal or resignation.

There are currently no arrangements or understandings between Mr. Paulson and any other person pursuant to which Mr. Paulson was selected as a director. There are currently no transactions in which Mr. Paulson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy (the “Policy”), Mr. Paulson will receive the standard annual cash retainer of $40,000 for service on the Board and $7,500 for service as a non-chair member of the Compensation Committee, each prorated for the time period from the effective date of his appointment to the date of the Company’s 2020 annual meeting of stockholders, as well as reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Policy, the Board will grant Mr. Paulson an option to purchase 50,000 shares of the Company’s common stock. The option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and vests with respect to one-third of the shares on the first anniversary of the date of grant and with respect to an additional 1/36th of the total number of shares subject to the option grant at the end of each successive month following the first anniversary of the grant date until the third anniversary of the grant date, subject to Mr. Paulson’s continued service.

In connection with his election to the Board, the Company entered into an indemnification agreement with Mr. Paulson in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission. The indemnification agreement requires the Company, to the full extent permitted by law, to indemnify Mr. Paulson, and advance expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him, in actions or proceedings arising out of his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: February 28, 2020	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary